Exhibit 10.8
EXECUTION VERSION
GUARANTY
     THIS GUARANTY (as the same may hereafter be amended, this “Guaranty”) is made as of February 9, 2006, by NY CREDIT REAL ESTATE FUND I, L.P., a Delaware limited partnership (together with its successors and permitted assigns, “Guarantor”), in favor of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, “Buyer”).
RECITALS
     A. Buyer and NY Credit Funding I, LLC, a Delaware limited liability company (the “Seller”) are parties to that certain Master Repurchase Agreement dated as of the date hereof (as from time to time amended, modified or supplemented, by execution and delivery of Confirmations for Transactions, or otherwise by the written agreement of the Buyer and Seller, the “Master Repurchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Master Repurchase Agreement.
     B. Pursuant to the terms of the Master Repurchase Agreement and the Confirmations and other Transaction Documents, Buyer and Seller have entered into and may from time to time hereafter enter into Transactions involving Buyer’s purchase of Purchased Loans, and Seller’s agreement and obligation to repurchase such Purchased Loans.
     C. Guarantor is the holder of 100% of the membership interests of Seller, and by reason of such ownership interest and for other reasons, Guarantor will derive substantial economic benefits from the Master Repurchase Agreement, the Transactions and the other matters relating thereto.
     D. As a condition to entering into the Master Repurchase Agreement, Buyer has required that Guarantor execute and deliver this Guaranty.
     NOW, THEREFORE, to induce Buyer to enter into the Master Repurchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees as follows:
     1. Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Buyer the full and punctual payment when due, in lawful money of the United States of America and in immediately available funds, whether at the stated due date, by acceleration or otherwise, the following (collectively, the “Guaranteed Obligations”):
     a. any and all monetary obligations, indemnities, liabilities, indebtedness and other amounts of every kind from time to time owed or owing by Seller, or for which Seller is in any way liable or obligated under the Master Repurchase Agreement and the other Transaction Documents, respectively, or in any way arising out of the Master Repurchase Agreement, the other Transaction Documents or any Transactions thereunder, including, without limitation, all amounts in respect to indemnities provided for in the Master Repurchase Agreement and the Transaction Documents, respectively, and any and all damages, claims and other amounts which may become due and owing under the Master Repurchase Agreement or any of the Transaction Documents in respect of a failure or refusal by Seller to make any payment or perform any obligation thereunder, in each case howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to Buyer, and including, without limitation, in the event that the Transactions are deemed to constitute secured loans, interest accruing following the filing of a bankruptcy petition by or against Seller at the Pricing Rate, whether or not such interest is allowed as a claim in bankruptcy;
     b. the performance and observance by Seller of all terms, covenants, agreements, conditions and other obligations of Seller under the Transaction Documents, whether now existing or hereinafter arising; and
     c. all reasonable out-of-pocket costs and expenses including, without limitation, reasonable out-of-pocket attorneys’ fees and disbursements, incurred by Buyer in connection with the collection or enforcement of its rights or remedies under this Guaranty or under the Master Repurchase Agreement or any of the other Transaction Documents.
     2. Remedies. If Guarantor fails promptly to perform its obligations under this Guaranty, Buyer may from time to time, and without first requiring performance by Seller or exhausting any or all security given by Seller to Buyer in connection with the Transactions, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and reasonable out-of-pocket expense sustained or incurred by Buyer as a direct or indirect consequence of the failure of Guarantor to perform its obligations hereunder.
     3. Rights of Buyer. Guarantor authorizes Buyer, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of Seller’s obligations under the Master Repurchase Agreement; (b) declare the Repurchase Price of all Purchased Loans not previously repurchased by the Seller due and payable under the Master Repurchase Agreement upon the occurrence of an Event of Default; (c) otherwise modify the terms of any of the Transaction Documents; (d) take and hold security for the performance of Seller’s obligations under the Transaction Documents and exchange, enforce, waive and release any such security; (e) apply such security and direct the order or manner of sale thereof as Buyer in its discretion may determine; and (f) assign this Guaranty in accordance with the terms of the Master Repurchase Agreement.
     4. Waivers. Guarantor hereby agrees that its obligations under this Guaranty shall be continuing and unlimited, shall not be the subject of any non-compulsory counterclaim, set-off, deduction or defense (other than payment under the Transaction Documents) based upon any claim Guarantor may have against either Buyer or Seller or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof) whatsoever that might constitute a legal or equitable discharge or defense, and shall be unconditional irrespective of any such circumstance or condition or defense, all of which are hereby waived by Guarantor. Without in any way limiting the foregoing, Guarantor hereby expressly waives: (a) any defense based upon any legal disability or other defense of Seller by reason of the cessation or limitation of the liability of Seller from any cause other than the indefeasible full payment in cash of all sums payable under the Transaction Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Seller or any principal of Seller or any defect in the formation of Seller or any principal of Seller; (c) any and all rights and defenses arising out of an election of remedies by Buyer, even though that election of remedies has destroyed Guarantor’s rights of subrogation and reimbursement against the principal; (d) any defense based upon Buyer’s failure to disclose to Guarantor any information concerning Seller’s financial condition or any other circumstances bearing on Seller’s ability to pay the Repurchase Price and all other sums payable under the Transaction Documents; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (f) any defense based upon Buyer’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (g) any defense based upon any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (h) until such time as all of Seller’s obligations under the Transaction Documents have been paid in full in cash, any right of subrogation, any right to enforce any remedy which Buyer may have against Seller and any right to participate in, or benefit from, any security for the Transaction Documents now or hereafter held by Buyer; (i) any defense based on the validity, enforceability, avoidance, novation or subordination of any of the Guaranteed Obligations, the Transaction Documents, this Guaranty or any other document relating thereto; (j) any defense based on the absence of any attempt by, or on behalf of, Buyer to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations, whether from or against Seller, Guarantor or any other Person; (k) any defense based on the waiver, rescission, compromise, acceleration, consent, extension, forbearance or granting of any indulgence by, or on behalf of, Buyer with respect to, or the amendment or modification of, or any release of any party from, and of the terms and provisions of, any provision of the Transaction Documents; (l) any defense based on the failure of Buyer to take any steps to perfect and maintain any security interest in, or to preserve its rights to, any security or collateral, if any, for the Guaranteed Obligations; (m) any defense based on the failure of Buyer to assert any claim or demand or to enforce any right or remedy, against Seller or any other Person under the provisions of the Transaction Documents or any related document or other agreement or otherwise; (n) any defense based on any change in respect of Seller or Guarantor, including, without limitation, as a result of any sale of assets, merger, consolidation, dissolution, liquidation, recapitalization, or other change of legal form or status, whether or not permitted under the Transaction Documents; (o) any defense based on the release, exchange, waiver or foreclosure of any security held by Buyer for any of the Guaranteed Obligations or the invalidity or nonperfection of any security interest securing the Guaranteed Obligations or this

Guaranty, or any other defect of any kind pertaining to the Guaranteed Obligations or any guaranty or collateral security in respect thereof; (p) any defense based on the release or substitution of Seller or Guarantor; and (q) any defense based on any other circumstance that might otherwise, but for this specific agreement of Guarantor to the contrary, result in a discharge of or the exoneration of Guarantor hereunder, at law or in equity, it being the intent of the parties hereto that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Finally, Guarantor waives diligence, presentment, demand of payment, protest and notice of any kind (except any applicable notices required to be given to Seller under the Transaction Documents) with respect to the Guaranteed Obligations, filing of claims with a court in the event of receivership or bankruptcy of Seller, and all setoffs and counterclaims, and agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Transaction Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.
     Buyer is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of the Transaction Documents or any other related document, in each case, in accordance with the terms thereof; (ii) to accept partial payments on all or any part of the Guaranteed Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of Guarantor or of Seller; (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in Buyer’s discretion it may determine; and (vi) to settle, release, exchange, enforce, waive, compromise, collect or otherwise liquidate all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of Guarantor hereunder.
     5. Representations and Warranties. Guarantor represents and warrants to Buyer that as of the date hereof and until payment in full of all Guaranteed Obligations the following are and shall be true and correct:
     a. Guarantor is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization, and has all requisite partnership power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted;
     b. Guarantor is qualified to do business, validly existing and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary;
     c. Guarantor has all necessary partnership power, authority and legal right to execute, deliver and perform its obligations under this Guaranty and the other Transaction Documents to which it is a party; the execution, delivery and performance by Guarantor of this

Guaranty and the other Transaction Documents to which it is a party, have been duly authorized by all necessary partnership action on its part; and this Guaranty and the other Transaction Documents to which it is a party, have been duly and validly executed and delivered by Guarantor and each constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency and other limitations on creditor’s rights generally and to equitable principles;
     d. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Guarantor or its subsidiaries or affecting any of its assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against Guarantor which may result in any material adverse change in the business, operations, financial condition, properties, or assets of Guarantor or which may have an adverse effect on the validity of the Transaction Documents to which Guarantor is a party or any action taken or to be taken in connection with the obligations of Guarantor under any such Transaction Documents;
     e. Neither the execution and delivery of the Transaction Documents to which Guarantor is a party, nor consummation by Guarantor of the transactions contemplated by such Transaction Documents (or any of them), nor compliance by Guarantor with the terms, conditions and provisions of such Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the formation, organizational or other governing documents of Guarantor, (ii) any contractual obligation to which Guarantor is now a party or the rights under which have been assigned to Guarantor or the obligations under which have been assumed by Guarantor or to which the assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Guarantor, other than pursuant to such Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, or (iv) any applicable Requirement of Law, except where such violation under clauses (ii), (iii) or (iv) would not reasonably be likely to have a Material Adverse Effect;
     f. No consent, approval or other action of, or filing by Guarantor with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents to which Guarantor is a party (other than consents, approvals and filings that have been obtained or made, as applicable); and
     g. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Guaranty and the Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, (x) do not contain any untrue statement of material fact or to Guarantor’s knowledge omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made, and (y) contain all statements of fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, true in all material respects. All written information furnished after the date hereof by or on behalf of Guarantor to Buyer in connection with this Guaranty or the other Transaction Documents and the transactions contemplated hereby and thereby, will be true, complete and accurate in every material respect on the date as of which such information is stated or certified.
     6. Covenants of Guarantor. Guarantor covenants and agrees with Buyer that, until payment in full of all Guaranteed Obligations:
     a. Seller shall provide Buyer with the following financial and reporting information:
          (i) as soon as available, but in no event later than 45 days after the last day of each calendar quarter, Guarantor’s unaudited consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter (which statements and balance sheets of Guarantor shall separately break out the statements of income and changes in cash flow and balance sheets of Seller, and be accompanied by Seller’s calculations, with such supporting information as Buyer shall reasonably require, of Guarantor’s Consolidated Net Worth and Liquid Net Worth) in each case presented fairly in accordance with GAAP and certified as being true and correct by an officer’s certificate; and
          (ii) as soon as available, but in no event later than 120 days after the last day of its fiscal year, Guarantor’s audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of Seller), in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm consented to by Buyer.
     b. Guarantor will promptly, and in any event within 10 Business Days after service of process on any of the following, give to Buyer notice of all litigation, actions suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened in writing) or other legal or arbitrable proceedings affecting Guarantor or any of its subsidiaries before any Governmental Authority which is reasonably likely to result in any material adverse change in the business, operations, financial condition, properties, or assets of Guarantor or which may have a material adverse effect on the validity of the Transaction Documents to which Guarantor is a party or any action taken or to be taken in connection with the obligations of Guarantor under any such Transaction Documents.
     c. Guarantor will preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises, and comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws).
     d. Guarantor will keep adequate records and books of account, in which complete entries in all material respects will be made in accordance with GAAP consistently applied.

     e. Guarantor will pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
     f. Guarantor will permit representatives of Buyer upon reasonable prior written notice, during normal business hours and at reasonable intervals, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.
     g. After the occurrence and during the continuation of any Event of Default, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor.
     7. Information. Guarantor acknowledges and agrees that: (a) Buyer would not enter into the Transactions but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; and (c) Guarantor has established adequate means of obtaining from sources other than Buyer, on a continuing basis, financial and other information pertaining to Seller’s financial condition and the status of Seller’s performance of obligations under the Transaction Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Buyer has made no representation to Guarantor as to any such matters and has no obligation to do so. In the event that Buyer in its sole discretion, undertakes at any time or from time to time to provide any information known to it regarding the financial condition of Seller to Guarantor, Buyer shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information which Buyer, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any other or future disclosures of such information or any other information to Guarantor.
     8. Subordination. Guarantor subordinates all present and future indebtedness owing by Seller to Guarantor (collectively, “Subordinated Indebtedness”)to the payment on full of all obligations at any time owing by Seller to Buyer under the other Transaction Documents; provided, however, that Subordinated Indebtedness shall not include any amounts payable or paid to Guarantor as distributions, payments on account of, or assets set apart for any equity or ownership interest of Guarantor in Seller, or for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Guarantor in Seller, whether now or hereafter outstanding, or any other distribution in respect of any equity or other ownership interest of Guarantor in Seller, but only if and to the extent such amounts are permitted to be distributed, paid or set apart by Seller under Section 10(h) of the Master Repurchase Agreement. Guarantor agrees to make no claim for Subordinated Indebtedness until all obligations of Seller under the Transaction Documents have been paid in full, which amounts shall continue to accrue and shall be due and payable upon payment in full of all such obligations and any commitment of Buyer to advance funds has been terminated. Guarantor further agrees not to assign all or any part of Subordinated Indebtedness unless Buyer is given prior notice and such assignment is expressly made subject to the terms of this Guaranty.
     9. Bankruptcy of Seller. If all or any portion of the Guaranteed Obligations hereunder are paid or performed, the Guaranteed Obligations shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Buyer as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Transaction Documents.
     10. Independent Obligation. The obligations of Guarantor under this Guaranty shall be performed upon demand by Buyer and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Transaction Documents and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guaranty is an absolute and unconditional guaranty of payment and performance and not merely a guaranty of collection, and the obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations are expressly modified or revoked in writing. This Guaranty is in no way conditioned upon any attempt to collect from Seller or upon any other event or contingency, and shall be binding upon and enforceable against Guarantor without regard to the validity or enforceability of the Transaction Documents, or of any term thereof. This Guaranty is independent of the obligations of Seller under the Transaction Documents. If for any reason Seller shall fail or be unable duly and punctually to pay or perform any Guaranteed Obligation, Guarantor will forthwith pay or perform, if not already paid or performed by the Seller, the same immediately upon demand by Buyer. Buyer may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Seller or any other party or joining Seller or any other party as a party to such action. In case any of the Transaction Documents shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of Seller or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, Guarantor’s obligations hereunder shall continue to the same extent as if such agreement had not been so rejected.
     11. Reinstatement. Guarantor agrees that, to the extent that Seller, Guarantor or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to Buyer, or Buyer receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Seller, Guarantor, such other guarantor or any other Person or entity, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

     12. No Marshalling. Guarantor consents and agrees that Buyer shall be under no obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Guaranteed Obligations.
     13. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable, Buyer may, without notice to Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from Buyer to Guarantor, and (ii) any moneys, credits or other property belonging to Guarantor, at any time held by or corning into the possession of Buyer or its affiliates.
     14. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified below. A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery on a Business Day, (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (iii) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (iv) in the case telecopier, upon receipt of answerback confirmation on a Business Day, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.
If to Guarantor:
NY CREDIT REAL ESTATE FUND I, L.P.
230 Park Avenue
Suite 1150
New York, New York 10169
Attention: Ed Santoro
Telephone (347) 448-4102
Telecopy: (347) 448-4099
If to Buyer:
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Lance Haberin
Telephone: (203) 618-2777
Telecopy: (203) 618-2052

With a copy to:
SIDLEY AUSTIN LLP
One South Dearborn Street
Chicago, IL 60603
Attention: Charles E. Schrank
Telephone: (312) 853-4140
Telecopy: (312) 853-7036
     15. Attorneys’ Fees; Enforcement. If any attorney is engaged by Buyer to enforce or defend any provision of this Guaranty, with or without the filing of any legal action or proceeding, Guarantor shall pay to Buyer, immediately upon demand, all reasonable out-of-pocket attorneys’ and paralegals’ fees and costs incurred by Buyer in connection therewith.
     16. Rules of Construction. The word “Seller” as used herein shall include both the named Seller and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Seller under, and in accordance with the terms of, the Transaction Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.
     17. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.
     18. Miscellaneous. The provisions of this Guaranty will bind and benefit the administrators, legal representatives, nominees, successors and assigns of Guarantor and Buyer. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty. This Guaranty contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharge except by a written agreement signed by Guarantor and Buyer. The failure of Buyer to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Buyer, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against Buyer must be expressly set forth in writing signed by Buyer.

     19. Enforceability. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature; (b) numerous possible defenses to the enforceability of the Guaranteed Obligations may presently exist and/or may arise hereafter; (c) as part of Buyer’s consideration for entering into the Transactions, Buyer has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses; and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Buyer that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Buyer, and that Buyer is induced to enter into the Transactions in material reliance upon the presumed full enforceability thereof.
     20. Consent to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty, the Master Repurchase Agreement or the other Transaction Documents or relating in any way to this Guaranty, the Master Repurchase Agreement, or the other Transaction Documents or any Transaction under the Master Repurchase Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 20 shall affect the right of the Buyer to serve legal process in any other manner permitted by law or affect the right of the Buyer to bring any action or proceeding against Guarantor or its property or Seller or its property in the courts of other jurisdictions.
     21. Waiver of Jury Trial; Service of Process. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

GUARANTY, THE MASTER REPURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER. GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT, AND IRREVOCABLY CONSENTS TO THE SERVICE OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 14 HEREOF.
     22. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute a single agreement.
     23. Indemnity. Without limiting the generality of Section 1 above, Guarantor shall indemnify, defend and hold Buyer harmless from and against any and all reasonable out-of-pocket costs, disbursements and expenses (including court costs and reasonable out-of-pocket attorneys’ and experts’ fees and expenses) of any kind or nature whatsoever which may, at any time or from time to time, be imposed upon, incurred by or asserted or awarded against Buyer by reason of, or arising from or out of, Buyer’s enforcement (or attempted enforcement) of its rights under this Guaranty, the Transaction Documents and otherwise in connection with the Transactions.
     24. No Personal Recourse to Partners. Notwithstanding anything to the contrary contained in this Guaranty or under provisions of Guarantor’s limited partnership agreement or applicable law, neither NY Credit Real Estate GP, LLC (the “General Partner”) nor any other partner of Guarantor shall have any personal recourse liability for any of the Guaranteed Obligations under this Guaranty, and none of the Buyer or any of its assignees shall have any recourse to the General Partner or any other partner of the Guarantor or its or their respective assets (other than their respective capital commitments to and capital accounts maintained with the Guarantor) for any of the Guaranteed Obligations or any other obligation incurred under the Transaction Documents; provided, however, that notwithstanding the foregoing, the foregoing limitation on liability shall have no application to, and shall be null and void with respect to, the liabilities and obligations of: (a) the Guarantor hereunder; (b) each Funding Investor under each Funding Commitment (including without limitation any subscription agreement and the Sponsor LP Agreement) and under each Pledge Consent and Agreement; or (c) the General Partner for (i) any knowing and willful fraud or material misrepresentation by the General Partner in any of the Transaction Documents or in any certificate delivered pursuant to any of the Transaction Documents, or (ii) any payment made or received in knowing and willful violation of Section 6(g) or Section 8 of this Agreement, to the extent that any Guaranteed Obligations shall then remain outstanding.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR: NY CREDIT ADVISORS REAL ESTATE FUND I, L.P.
By:	NY Credit Real Estate GP, LLC,
Its General Partner

By:	BRK Management, LLC
Its Managing Member

By:	/s/ William V. Adamski
	Name:	William V. Adamski
	Title:	Managing Member

ACKNOWLEDGED AND AGREED TO BY BUYER: GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
By:	/s/ Lance W. Haberin
	Name:	Lance W. Haberin
	Title:	Vice President